FOR IMMEDIATE RELEASE
December 27, 2004

Public Company Management Corporation Announces

SB-2 Securities Registration Contract with Sputnik, Inc.

LAS VEGAS, NV – Public Company Management Corporation (OTC BB: PUBC) today announced that its subsidiary Go Public Today has signed a contract with Sputnik, Inc. to provide SB-2 securities registration services and aim to obtain an OTC BB listing for the common stock of Sputnik, Inc., in exchange for a combination of cash fees and a block of shares of Sputnik, Inc., common stock.  Through the SB-2 securities registration solution offered by Go Public Today, Sputnik will be able to offer registered securities for sale and aim to become a publicly traded company in a U.S. capital market venue.

“Wi-Fi is growing, and the Sputnik customer base is growing with it,” said David LaDuke, President and CEO of Sputnik, Inc. “We chose to become a publicly traded company because it is the best way for us to reach a broad base of interested investors. Capital raised through this action will add fuel to our growth, accelerate our leadership position in the wireless business software space, and open up a number of business development opportunities. After significant due diligence we chose to work with Go Public Today because of their extensive experience and best practices approach to taking companies public.

Stephen Brock, President and CEO of PCMC added, “Mr. LaDuke joined us at the National Investment Banking Association (NIBA) conference on December 2-3 in New Orleans, Louisiana.  He was able to see first-hand how a small business can leverage its credibility as a public company in presenting its story to investment bankers, creating a variety of funding and business development opportunities.”

“I believe the door to the public markets gives small business that many more options in raising funds and being successful which are what helps keep growing our economy,” Brock continued.  “Often, these opportunities are not available to privately held companies and we commend Sputnik, Inc., for taking this step.”

About Sputnik (www.sputnik.com)

Sputnik Inc. provides a leading software platform for wireless networks and applications designed for businesses, service providers, and institutions. Remote network and subscriber management allows cost-effective operation of multiple indoor and outdoor wireless venues. Sputnik launched its commercial products in November 2003 and has gained over 300 customers, many of whom are engaging in major deployments. The privately held company is based in San Francisco.

About Public Company Management Corporation
PCMC helps business owners create liquidity for investors and long-term value for their companies, shareholders and partners by participating in public capital markets.  PCMC supports the full lifecycle of entering the public market through its various subsidiaries:

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Education - Pubco White Papers (www.PubcoWhitePapers.com) hosts a comprehensive body of knowledge on private and public equity markets.

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Registration and listing – Go Public Today (www.GoPublicToday.com) provides a complete solution to help small companies register securities for public offerings and obtain a listing on the OTCBB.

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Regulatory compliance - Public Company Management Services (www.PCMS-Team.com) assists new and existing public companies in negotiating the new complexities of maintaining a public company and creating sustainable and affordable compliance processes.

PCMC leads by example, demonstrating to current and future clients best practices in taking a company public, investor relations, public relations, regulatory compliance, and raising capital.

Contact:
Stephen Brock, President/CEO
702.222.9076
info@PublicCompanyManagement.com

www.PublicCompanyManagement.com

Safe Harbor

This press release contains or may contain forward-looking statements such as statements regarding the Company's growth and profitability, growth strategy, liquidity and access to public markets, operating expense reduction, and trends in the industry in which the Company operates. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to update these forward-looking statements to reflect actual results, changes in risks, uncertainties or assumptions underlying or affecting such statements, or for prospective events that may have a retroactive effect.